CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Prince Mexico S.A., Inc. (the "Company") on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Duncan A. Forbes, Mol. III, acting in the capacity as the Principal Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Duncan A. Forbes, Mol. III

     Duncan A. Forbes, Mol. III

     Principal Executive Officer

     April 16, 2013

/s/ Duncan A. Forbes, Mol. III

     Duncan A. Forbes, Mol. III

     Principal Financial Officer

     April 16, 2013